Americomm Resources Corporation
                        15 E. 5th Street, Suite 4000
                         Tulsa, Oklahoma 74103-4346


                              PROMISSORY NOTE


Maker:            Americomm Resources Corporation
                  15 E. 5th Street, Suite 4000
                  Tulsa, OK  74103-4346

Date of Note:     March 15, 1999

Maturity Date:    March 15, 2000

Amount of Note:   $105,000 + 10% interest at Maturity
                  Date + additional amounts of accrued
                  Corporate operating expenses paid by
                  A. E. Whitehead

This note, drawn in favor of Albert E. Whitehead Living Trust, Albert E. Whitehead, Trustee, in the amount of $105,000 plus 10% interest, is due and payable March 15, 2000. At his option, A. E. Whitehead may elect to extend the maturity date or otherwise modify the payment terms. A. E. Whitehead further agrees to pay certain corporate operating expenses to be added to the original amount of this note under the same terms.

The proceeds of this loan were used by Americomm Resources Corporation to pay rentals on Federal leases due April 1, 1999, for its Cheyenne River Prospect in Wyoming and ongoing operating expenses added to the original amount of the note.

AMERICOMM RESOURCES CORPORATION

Thomas R. Bradley, President & CEO

Albert E. Whitehead, Trustee
Albert E. Whitehead Living Trust